Exhibit 10.28

Second Product Development Agreement
Party A  Yangling Dongke Maidisen Pharmaceutical Co.,Ltd
Party B  Shaanxi Dongke Maidisen Pharmaceutical Technology Co., Ltd.

Based on the rule of CONTRACT LAW OF THE PEOPLE'S REPUBLIC OF CHINA, the two side made the following Second Product Development Agreement after consultations.

I. About the content and the requirements of the R&D project
According to the National Drug Registration and Good Non-clinical Laboratory Practice, by May 2010,Party B has to complete the studies on production technology（including the study on extraction process, on technology of purification and on Molding Process）; studies on quality standard (including studies on TLC Content and on Content Determination); studies on stability ( including the studies on accelerated stability and on long-term stability) and also provide research material and original records.

II. Responsibilities of the two sides

Part A shall
1 Pay for the total expense on the research project according to the agreement.
2. Provide the design of the project and the crude material of drugs needed in the research.
3. Have a technical director involved in the project and participating the whole study process.

Party B shall
1. Conduct the research with the design of the project given by Party A to carry on the studies on production technology, on quality standard and on stability.
2. Be responsible for the technology statistics, data collation and preparation of raw material.
3. Be responsible for the test site, equipment and technical personnel.

III. Deadline, place and means for filing the technical data,
Prior to May 31 2010, Party B should hand in the results of the research and the technology statistics in the form of paper document and in electronic form.

Ⅳ. Amount of the R&D, expenses and payment method.
1. Party A paid Party B the total amount of expense on the second product development 920,000 RMB, among which 400,000 RMB on production technology,300,000 RMB on quality standard improvement and 220,000 RMB on stability.
2. Payment method: the technical personnel in the R&D Department of Party A will submit applications for payment to the Financial Department according to the process of the research.
3 Amount of the R&D: with the 11 products provided by Party A

V. Others
1 The technical documents and the intellectual property of this project belongs to Party A. Party B must keep secret about the process of the R&D project.
2. This Agreement entered into force upon signature by both parties.
3. There are our copies of the Agreement, two for each party.
4. The other outstanding issues can be resolved through mutual consultation.

Party A  Yangling Dongke Maidisen Pharmaceutical Co.,Ltd

Responsible person:
/s/ Xia Chuantao
Xia Chuantao

Party B  Shaanxi Dongke Maidisen Pharmaceutical Technology Co., Ltd.

Responsible person:
/s/ Li Jie
Li Jie	April 28 2006